Exhibit 1.1

TiGenix

[     ]American Depositary Shares

(each representing Twenty (20) Ordinary Shares)

(with no nominal value)

UNDERWRITING AGREEMENT

[          ], 2016

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Cowen and Company, LLC

As Representatives of the Several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

TiGenix, a limited liability company (naamloze vennootschap) organized and existing under the laws of the Kingdom of Belgium (“Belgium”) with registered office at Romeinse straat 12 box 2, 3001 Leuven, Belgium and registered with the Crossroads Bank for Enterprises under the number 0471.340.123 (Register of Legal Entities of Leuven) (the “Company”), proposes to issue to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of [       ] ordinary shares, with no nominal value, of the Company (the “Ordinary Shares” and each an “Ordinary Share”) in the form of [    ] American Depositary Shares (“ADSs”), through a public offering in the United States (the “Firm ADSs”).

As of the date of execution hereof, the share capital of the Company amounts to €[         ]. Pursuant to Section 5 of the Company’s articles of association (the “Articles of Association”), the share capital of the Company is represented by [        ] Ordinary Shares each representing [            ]th of the share capital of the Company.

A Board of Directors’ meeting of the Company was held on [      ], in which it was resolved within the scope of the authorized capital pursuant to Article 6 of the Company’s Articles of Association that the existing share capital of the Company would be increased with an amount of up to €[      ] (excluding issuance premium) (the “Capital Increase”), by issuing new Ordinary Shares of the Company that enjoy the same rights and privileges as, and will in all respects, including entitlement to dividends and fractional value (fractiewaarde), be of similar ranking (pari passu) as the existing and outstanding shares of the Company at the time of their issuance (the “New Shares”). At the Board of Directors’ meeting the preferential subscription rights of the Company’s existing shareholders were validly disapplied.

The amounts of the Firm ADSs to be subscribed for by the several Underwriters from the Company for placement with the ultimate investors are set forth opposite their names in Schedule I hereto. The Ordinary Shares to be issued in the form of Firm ADSs (the “Firm ADS Shares”) will be deposited with Deutsche Bank AG, Amsterdam Branch, as custodian (the “Custodian”), and delivered by the Custodian to Deutsche Bank Trust Company Americas, as depositary (the “Depositary”). In addition, the Company proposes to issue at the Underwriters’ option an aggregate of [        ] additional Ordinary Shares, in the form of [    ] American Depositary Shares (the “Option ADSs”) to be subscribed for by the several Underwriters from the Company for placement with the ultimate investors.   The Ordinary Shares to be issued in the form of Option ADSs (the “Option ADS Shares” and together with the Firm ADS Shares, the “ADS Shares”) will be deposited with the Custodian and delivered by the Custodian to the Depositary.   The Firm ADSs and Option ADSs (to the extent that the aforementioned option is exercised) are hereinafter collectively referred to as the “Securities.”

Each ADS will represent twenty (20) Ordinary Shares and will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (defined below), or a date prior to the Closing Date, among the Company, the Depositary, and owners and beneficial owners from time to time of the ADRs. Each reference herein to an ADR shall include the corresponding ADS, and vice versa.

The Company hereby confirms its agreement with respect to the issuance of the Securities to the several Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Cowen and Company, LLC are acting as the Representatives, as follows:

1.                                      Registration Statement - Belgian Listing Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-208693), including the related preliminary prospectus or prospectuses, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) with the public offering price, other Rule 430 information and other final terms of the Securities offered and otherwise satisfies Section 10(a) of the Securities Act. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

The Company has prepared and filed with the Financial Services and Markets Authority (the “FSMA”) under the Belgian Act of 16 June 2006 relating to the public offering of securities and the admission to trading of securities on regulated markets (the “Belgian Act of 16 June 2006”), and the Commission Regulation (EC) No 809/2004 of 29 April 2004 implementing Directive 2003/71/EC of the European Parliament and of the Council as regards information contained in prospectuses as well as the format, incorporation by reference and publication of such prospectuses and dissemination of advertisements and the Belgian and European implementing rules and regulations thereunder (collectively, the “Belgian Prospectus Regulations”), a listing prospectus consisting of a registration document, a securities note and a summary note relating to the ADS Shares (the “Belgian Listing Prospectus”). At or prior to the Closing Date, the FSMA shall have approved the Belgian Listing Prospectus and the Belgian Listing Prospectus shall have been made public in due course in accordance with the provisions of the Belgian Prospectus Regulations.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth in Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [     ], 2016, contained in the Registration Statement at the time of its effectiveness (“Statutory Prospectus”) and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means [  :   ] [A.M.][P.M.], New York City time, on [     ], 2016.

2.                                      Issuance and Delivery of the Securities.

(a)                                 Issuance of Firm ADSs. On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, (i) the Company agrees to issue the Firm ADSs to the several Underwriters as provided in this Agreement, and (ii) each Underwriter agrees severally to subscribe, through the Representatives, acting for the account of the several Underwriters, at the price of $[    ] per Firm ADS (the “ADS Purchase Price”), from the Company the respective number of Firm ADSs set forth opposite such Underwriter’s name in Schedule I hereto.

(b)                                 Issuance of Option ADSs. In addition, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, (i) the Company agrees to issue the Option ADSs to the several Underwriters as provided in this Agreement, and (ii) the Underwriters shall have the option to subscribe for, severally and not jointly, from the Company the Option ADSs at the ADS Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Option ADSs. The maximum aggregate number of Option ADSs to be subscribed for by the Underwriters is set forth in Schedule I hereto. If any Option ADSs are to be subscribed for, the number of Option ADSs to be subscribed for by each Underwriter shall be the number of Option ADSs that bears the same ratio to the aggregate number of Option ADSs being subscribed as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Firm ADSs being issued by the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to subscribe for Option ADSs at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. The notice from the Representatives to the Company shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the fifth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof).

(c)                                  Sale of Securities. The Company understands that the Underwriters intend (i) to make a public offering of the Securities as soon after the effectiveness of the Registration Statement and this Agreement as in the judgment of the Representatives is advisable and (ii) initially to offer the Securities on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(d)                                 Payment, Capital Increase and Delivery of Securities. Payment of the ADS Purchase Price shall be made by or on behalf of the Representatives in Euro, with the ADS Purchase Price for all of the New Shares delivered in the form of ADSs to be converted from United States dollars (“USD”) to Euro at the USD to Euro exchange rate of [      ] as agreed by the Company and the Representatives on the date hereof, in immediately available funds to a blocked account designated by the Company with [      ] (the “Blocked Account Bank”) for the New Shares (the “Blocked Account”).  Payment to the Blocked Account is to be received on or before 9:00 a.m. Central European Time on the third (or fourth, if the Applicable Time occurs after 4:30 p.m., New York City time) business day after the date hereof, or at such other time on the same or such other date, not later than the fifth business day thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the “Closing Date” or, in the case of the Option ADSs, on the date and at the time specified by the Representatives in the written notice of the Underwriters’ election to subscribe for such Option ADSs. The time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

The delivery of the Securities to the Representatives for the respective accounts of the several Underwriters to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company.   Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, on the Closing Date and/or the Additional Closing Date, as the case may be.

The Blocked Account shall be an account that qualifies as a special account pursuant to Article 600 of the Belgian Company Code. Promptly upon receipt of the funds on the Blocked Account in accordance with the first paragraph of this Section 2(d) above, the Blocked Account Bank shall issue to the Company a certificate in accordance with Article 600 of the Belgian Company Code confirming receipt of the ADS Purchase Price for all of the New Shares on the Blocked Account. In the event of the issuance of New Shares, the effective realization of the Company’s Capital Increase and issuance of the New Shares, as decided by the Board of Directors’ meeting held on [      ], shall then be acknowledged by one director of the Company and recorded by notarial deed in accordance with Article 589 of the Belgian Company Code on the Closing Date, and the New Shares will be issued to the Underwriters, which, for the purposes of the Capital Increase, shall be acting in their own name but for the account of the investors to whom the New Shares, in the form of ADSs, will be placed.

Following the completion of the Capital Increase and the issuance of the Firm ADS Shares to the Underwriters, the Underwriters shall transfer title with respect to the Firm ADS Shares to the Custodian for the account of the Depositary on the Closing Date to enable delivery by the Depositary of the Firm ADSs in respect of the Firm ADS Shares to the Representatives for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, through the facilities of The Depository Trust Company (“DTC”), unless the Representatives shall otherwise instruct.

As compensation to the Underwriters for their commitments hereunder, the Company will pay, or cause to be paid, to the Representatives, for the account of the several Underwriters, fees and expenses reimbursed by the Company to the Underwriters (in accordance with Section 12(a)) as set forth on Annex D.  These payments will be effected by wire transfer (on the basis of an irrevocable wire instruction to be effective at the Closing Date or the Additional Closing Date, as the case may be), in immediately available funds, to the account specified by the Representatives, at the Closing Date or the Additional Closing Date, as the case may be.

Payment of the purchase price for the Option ADSs and transfer of title with respect to the Option ADS Shares and delivery of the Option ADSs shall be made at the Additional Closing Date in the same manner and at the same office and time of day as the payment, transfer of title and delivery for the Firm ADSs.

(e)                                  Principal and Not Agent.  The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any third party with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall neither be on behalf of the Company nor for the benefit of the Company or any third party.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(a)                                 Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Statutory Prospectus included in the Pricing Disclosure Package, at the time of filing thereof and at the date of this Agreement, complied in all material respects with the applicable requirements of the Securities Act, and the Statutory Prospectus, at the time of filing thereof and at the date of this Agreement, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Statutory Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

No order preventing or suspending the use of the Belgian Listing Prospectus has been issued by the FSMA, and the Belgian Listing Prospectus, at the date of this Agreement, complies in all material respects with the applicable requirements of the Belgian Prospectus Regulations, and the Belgian Listing Prospectus, at the date of this Agreement, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Belgian Listing Prospectus, it being understood and agreed that only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)                                 Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)                                  Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus, the Prospectus and the Belgian Listing Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities or to any commercial communication or other document with respect to the transaction (reclame en andere documenten en berichten die betrekking hebben op de verrichting) as set forth in Articles 57 to 60 of the Belgian Act of 16 June 2006 (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus as set forth in Annex B complied in all material respects with the applicable requirements of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Statutory Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)                                 Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)                                  Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the members of its management and the

Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications; provided that they comply with the Securities Act and the Belgian Prospectus Regulations in connection therewith. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Annex C hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict in any material respect with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(f)                                   Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply as to form in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g)                                  Form F-6. A registration statement on Form F-6 (File No. 333-208703), and any amendments thereto, in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective complied, and any further amendments thereto will comply as to form, in all material respects with the applicable requirements of the Securities Act, and did not, as of the applicable effective date, and will not as of the Closing Date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h)                                 Form 8-A. A registration statement on Form 8-A (File No. 001-[   ]), and any amendments thereto, in respect of the registration of the ADSs under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective complied, and any further amendments thereto will comply as to form, in all material respects with the applicable requirements of the Exchange Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(i)                                     Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated Subsidiaries (as defined below) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated Subsidiaries and presents fairly in all material respects the information shown thereby; and the Company and its consolidated Subsidiaries taken as a whole do not have any material liabilities or obligations, direct or contingent, that are not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included as required.  The pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)                                    Off-Balance Sheet Arrangements. Other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has any material off-balance sheet arrangements. For purposes of this Section 3(j), “off-balance sheet arrangements” means any covenant, undertaking, transaction, agreement or other arrangement to which an entity unconsolidated with the Company is a party or otherwise relates under which the Company or any of the Subsidiaries has (i) any obligation under a guarantee undertaking pursuant to which the Company or any of its Subsidiaries could be required to make payments to the guaranteed party including, without limitation, any standby letter of credit, market value guarantee, performance guarantee, unilateral undertakings, indemnification agreement, keep-well, parent guarantee or other support agreement, (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets, (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company or any of its Subsidiaries, and (iv) any other similar liability or obligation (whether absolute, accrued, contingent or otherwise), in each case that would not be required to be reflected in the Company’s consolidated financial statements under IFRS.

(k)                                 Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, (i) there has not been any material decrease in the capital stock or any material increase in any short-term debt or long-term debt of the Company or any of the Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole; (ii) neither the Company nor any of the Subsidiaries has entered into any transaction or agreement outside of the ordinary course of business that has had or would be reasonably expected to have a Material Adverse Effect (as defined below) on the Company and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole; and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or domestic or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except, in the case of each of clauses (i) through (iii) above, as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus.

(l)                                     Organization and Good Standing. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule II hereto (each, a “Subsidiary,” and collectively, the “Subsidiaries”). The Company and each of the Subsidiaries have been duly incorporated and organized and are validly existing and in good standing (or the jurisdictional equivalent provided such concept is recognized in the relevant jurisdiction) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (or the jurisdictional equivalent if such concept is recognized in the relevant jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole or on the performance by the Company under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The constitutive documents of the Company and each of the Subsidiaries comply with the requirements of applicable law in their respective jurisdictions of organization and are in full force and effect.

(m)                             Documentation. All documents that have been or will be communicated by the Company and each of the Subsidiaries to the shareholders and/or directors and/or statutory auditor of the Company and the Subsidiaries, as the case may be, by way of notice, publication or otherwise, including the convening notice to the Board of Directors’ meeting in order to approve the Capital Increase, the special board reports and the auditor’s reports in connection therewith, conform or will conform, in all material respects, to the requirements of the applicable laws and regulations and have been or will be prepared in good faith.

(n)                                 Capitalization.

(i)                                     As of the Closing Date, after giving pro forma effect to the delivery and payment for the Securities, the Company will have, in all material respects, the issued share capital (maatschappelijk kapitaal) and the authorized share capital (toegestaan kapitaal) as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Share Capital”; all the outstanding shares of capital stock of the Company, including the New Shares when subscribed, paid for and delivered as provided herein, are and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date or the Additional Closing Date, as the case may be, will be, duly and validly authorized and issued, fully paid and “non-assessable,” freely transferable and free of any third-party rights, pre-emptive or similar rights (except as provided for by law or by the Articles of Association); the Company has the statutorily required minimum capital under Belgian law; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of capital stock or other equity interest in the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the shares of capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus; and except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company or their respective shareholders, as the case may be, have been duly and validly authorized and issued, are fully paid and “non-assessable” and are owned, directly or indirectly, by the Company or their respective shareholders, as the case may be, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. For purposes of this section, “non-assessable” means that, with respect to the issuance of the shares of the Company, a holder of the shares will have no obligation to pay any additional amount in excess of the subscription price.

(ii)                                  The resolutions of the Company’s shareholders’ meeting and Board of Directors in relation to the approval and authorization of the authorized capital, the Capital Increase and the issuance of the New Shares have been validly passed, any pre-emptive rights relating thereto were validly dis-applied, and no objection against the Capital Increase or action to have such resolutions declared void has been taken or filed that has been notified to the Company, and following the issuance and delivery of the New Shares against payment pursuant to the terms of this Agreement, the New Shares shall enjoy the same rights and privileges as, and will in all respects, including entitlement to dividends, be of similar ranking (pari passu) as the existing and outstanding shares of the Company at the time of their issuance.

(o)                                 Stock Options. With respect to the stock options outstanding on the date hereof (the “Stock Options”) and granted pursuant to the stock-based compensation plans of the Company and the Subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the

“Code”), so qualified, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company.

(p)                              Due Authorization. The Company has the full right, power, legal capacity and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents, and the due and proper authorization of the transactions contemplated hereby and thereby have been duly and validly taken.

(q)                                 Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(r)                                    Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization by the Depositary, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, proceedings for judicial reorganization (gerechtelijke reorganisatie) and other similar laws relating to or affecting creditors’ rights generally or otherwise having been limited in its rights to dispose of its assets or having been made subject to measures such as the appointment of a provisional administrator (voorlopige bewindvoerder) and by general principles of equity (collectively, the “Enforceability Exceptions”). The ADS Shares, when issued to the Underwriters, may be freely deposited by the Underwriters with the Custodian for the account of the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered, will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) the initial purchasers thereof; and the ADRs evidencing ADSs conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus.

(s)                                   No Violation or Default. Neither the Company nor any of the Subsidiaries is in violation or default of (i) its respective articles of association, charter, by-laws or similar organizational documents; (ii) any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject; or (iii) any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the New Shares by the Company, the deposit of the ADS Shares with the Custodian for the account of the Depositary against issuance of the ADSs and the consummation by the Company of the transactions contemplated by the Transaction Documents will not

(i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of the Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or would have a material adverse effect on the Underwriters’ ability to consummate the transactions contemplated by this agreement.

(u)                              No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the New Shares and sale of the Securities, the deposit of the ADS Shares with the Custodian for the account of the Depositary against issuance of the ADSs, the offering of the Securities or the consummation of the transactions contemplated by the Transaction Documents, except (i) such as may be required under the Securities Act, (ii) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) such as may be required by The NASDAQ Stock Market, (iv) such as may be required under applicable state and foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters, (v) such as may be required by the FSMA under the Belgian Prospectus Regulations, (vi) such as may be required by Euronext Brussels, and (vii) such as have been previously obtained by the Company.

(v)                                 Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or others. There are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Business — Legal Proceedings” are true and accurate in all material respects.

(w)                               Independent Accountants. BDO Bedrijfsrevisoren BCVBA (“BDO”), which has certified certain consolidated and non-consolidated financial statements of the Company and the Subsidiaries, (i) is an independent audit firm within the meaning of Belgian law, applicable rules and regulations thereunder and Belgian professional standards, and the guidelines set forth in the IFAC Code of Ethics for Professional Accountants, Part B, Sections 200-290 and (ii) (x) is an independent registered public accounting firm, as required by the Securities Act and Public Company Accounting Oversight Board (“PCAOB”), (y) registered with the PCAOB established by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.   KPMG Auditores S.L. (“KPMG”), which has certified certain financial statements of Coretherapix S.L., is an independent auditor with respect to Coretherapix S.L. within Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

(x)                                 Title to Real and Personal Property. The Company and the Subsidiaries have good and marketable title to, or valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus. Any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, subject to the Enforceability Exceptions.

(y)                              Intellectual Property.

(i)                                     For the conduct of its business as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, except as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, the Company and the Subsidiaries own or possess sufficient rights in (A) all domestic and foreign patents and patent applications, together with all re-issuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and re-examinations thereof, and any identified invention disclosures; (B) trade secret rights and corresponding rights in legally protectable non-public information (whether or not patentable), including formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals, and technical data; (C) all copyrights, copyrightable works, software rights, software source code rights, rights in databases, data collections, mask works, copyright registrations and applications therefor and corresponding rights in works of authorship; (D) all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith; (E) utility models and utility model applications that claim or cover any such inventions (including all divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals or extensions thereof), (F) any registered and unregistered design rights; (G) all internet electronic addresses, and all registrations for the foregoing; and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world (individually and collectively, the “Intellectual Property”), except, in the case of each of clauses (A) through (H) above, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that the foregoing is not a representation or warranty of any kind with respect to allegations or actual infringement or misappropriation of the Intellectual Property rights of any third party. The conduct of the business of the Company and the Subsidiaries does not conflict with, infringe upon, or misappropriate any such rights of others, which conflict, infringement or misappropriation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii)                                  Except as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, (i) the Intellectual Property purported therein to be owned by the Company and the Subsidiaries (“Company Intellectual Property”), is owned free and clear from any material liens, encumbrances, or other third party rights, and (ii) other than non-exclusive license or immaterial exclusive right to use Intellectual Property in the ordinary course of Company’s and the Subsidiaries’ business, the Company or the Subsidiaries have the sole and exclusive rights to use and exploit all Company Intellectual Property, and none of the Company, the Subsidiaries, or any of their affiliates or legal predecessors, as regards to the ownership of any Company Intellectual Property, have transferred ownership of, or granted any license to or right to use any such Company Intellectual Property.

(iii)                            Each item of the Company Intellectual Property that is a registered Intellectual Property and is not a patent application is subsisting and, to the Company’s knowledge, valid and enforceable. Except which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) each item of the Intellectual Property that is a patent application filed by or on behalf of the Company or the Subsidiaries has been properly applied for and filed with the relevant Governmental Authorities; (b) all necessary documents and certificates that are necessary for the purposes of maintaining the registered Company Intellectual Property have been filed with the relevant Governmental Authorities; and (c) all fees, annuities, royalties and other payments that are or were due on or before the date hereof for any of the registered Company Intellectual Property have been paid.

(iv)                              The Company and the Subsidiaries have not received any written notice or, to the Company’s knowledge, any other notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its Intellectual Property that would reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, (A) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of the Subsidiaries’ rights in or to any Intellectual Property, (B) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiaries or any of its products or services infringes or misappropriates any Intellectual Property of others, (D) no Intellectual Property has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries, or, to the Company’s knowledge, otherwise in violation of the rights of any persons, and (E) to the Company’s knowledge, no third party is infringing or misappropriating any Company Intellectual Property in any material respect. The Company or the Subsidiaries have taken reasonable steps necessary to secure ownership interests in the material Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company or the Subsidiaries. There are no outstanding options, licenses or binding agreements of any kind relating to any material Company Intellectual Property that are required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus and are not described in all material respects. The Company or the Subsidiaries are not a party to, or bound by, any options, licenses or binding agreements with respect to any Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Prospectus and the Belgian Listing Prospectus and are not described in all material respects.

(z)                                  Clinical Trials and Pre-Clinical Studies.  The clinical trials and pre-clinical studies conducted by or, to the knowledge of the Company, after due inquiry, on behalf of or sponsored by the Company or its Subsidiaries, (the “Clinical Studies”) that are described in, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, as applicable, were, and if still pending are, being conducted in accordance and in compliance with the protocols, procedures and controls designed and approved for such Clinical Studies, with standard medical and scientific research procedures, including applicable statutes, rules and regulations of the European national health authorities, the European Medicines Agency, the U.S. Food and Drug Administration and other comparable regulatory agencies outside of the United States and the European Union to which they are subject (collectively, the “Regulatory Authorities”) and with current Good Manufacturing Practices, Good Clinical Practices and Good Laboratory Practices, except to the extent that such non-compliance would not have or could not reasonably be expected to have a Material Adverse Effect.  The descriptions in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus of the results of the Clinical Studies are accurate and complete descriptions in all material respects and present fairly the data derived therefrom. The Company has no knowledge of any other Clinical Study not disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, neither the Company nor any of its Subsidiaries have received any written notices, correspondence or other written communications from the Regulatory Authorities requiring or threatening the termination, material modification or suspension of any clinical trials or pre-clinical studies that are disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(aa)                       No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the members of the Board of Directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Statutory Prospectus, the Prospectus or the Belgian Listing Prospectus and that is not so described in such documents and in the Pricing Disclosure Package. As of the date of the initial filing of the Registration Statement, there were no personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(bb)                          Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(cc)                            Taxes. The Company and the Subsidiaries have paid all domestic and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for those the absence of which would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Subsidiaries or any of their respective properties or assets that has had, or could reasonably be expected to have a Material Adverse Effect.

(dd)                          Licenses and Permits. Except as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, the Company and the

Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate domestic or foreign governmental or regulatory authorities, including, without limitation, any licenses issued by the European Medicines Agency or the U.S. Food and Drug Administration, that are necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, except where the failure to possess the same would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such licenses, certificates, permits and other authorizations in all material respects; and neither the Company nor any of the Subsidiaries has received notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ee)                            No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ff)                              No Undisclosed Benefits. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, the Company has no material obligation to provide health, retirement, death or disability benefits to any of the present or past employees of the Company or any of the Subsidiaries, or to any other person.

(gg)                            Compliance with and Liability under Environmental Laws. Except as disclosed in the Registration Statement, Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, neither the Company nor any of its Subsidiaries are in violation of any applicable statute, rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim. Neither the Company nor any of its Subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(hh)                          Compliance With Employee Arrangements. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or its Subsidiaries for current or former employees, managers or directors of, or independent contractors with respect to, the Company or its Subsidiaries has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations; the Company and its Subsidiaries have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements, except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus or where such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ii)                                  Disclosure Controls. (i) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to comply with the applicable requirements of the Exchange Act, (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(jj)                                Accounting Controls.

(i)                                     The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed to comply with the applicable requirements of the Exchange Act as and when such internal controls must be implemented by the Company thereunder and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(ii)                                  The Company’s system of internal controls is appropriate to provide reasonable assurance (A) that transactions are executed in accordance with management’s general and specific authorizations; (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) that access to assets is permitted only in accordance with management’s general or specific authorization; and (D) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

(kk)                          Insurance. The Company and each of Subsidiaries carries, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is generally deemed adequate for the conduct of its business and the value of the Company’s or any of the Subsidiaries’ properties and as is customary for companies engaged in similar business in similar industries, and all such policies of insurance are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies in all material respects; there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ll)                                  No Unlawful Payments. None of the Company or any of the Subsidiaries, or, to the Company’s knowledge, any member of the Board of Directors, officer, supervisor, manager, agent, or employee or other person acting on behalf of the Company or any of the Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other expense relating to political activity; (ii) offered, made, promised to make, or authorized any direct or, to the Company’s knowledge, indirect unlawful payment to any official, employee, agent, representative of any government (including its department, agency, instrumentality, employee or agent of government-owned or controlled entity), or political party or official of any political party or any candidate for any political office, to influence official action or secure an unlawful advantage; or (iii) violated or is in violation of any provision under any applicable anti-corruption or anti-bribery law, including, but not limited to, any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the applicable provisions of the Belgian Penal Code, as amended, U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope applicable to them. The Company and the Subsidiaries have instituted and maintain policies and procedures that are designed to promote and achieve compliance with all applicable anti-corruption and anti-bribery laws.

(mm)                  Compliance with Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with all the money laundering statutes and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, in each case, to the extent applicable to the Company or any of its Subsidiaries, including, without limitation, the Belgian Money Laundering and Financing of Terrorism Act of 1993 (Wet van 11 januari 1993 tot voorkoming van het gebruik van het financiële stelsel voor het witwassen van geld en de financiering van terrorisme), Title 18 U.S. Code Sections 1956 and 1957, the USA PATRIOT Act, Currency and Foreign Transactions Reporting Act of 1970 and the U.S. Bank Secrecy Act, all as amended (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)                          Compliance with OFAC. (i) Neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any of their directors, officers, employees, agents, affiliates or representatives, other than the Underwriters in their capacity as such, is an individual or entity that is, or is owned or controlled by an individual or entity that is the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or other applicable sanctions authority in Belgium, the United States or elsewhere (collectively, “Sanctions”) nor located, organized or resident in a country or territory that is subject to Sanctions ; and (ii) the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity for the purpose of financing the activities of any person currently or at the time of such financing activities the subject of Sanctions or in any other manner that will result in a violation by any person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(oo)                          No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, no Subsidiary is currently materially prohibited, directly or indirectly, under any agreement or other instrument or laws to which it is a party or is subject to, from paying any dividends to the Company or any other subsidiary of the Company, as applicable, from making any other distribution on such Subsidiary’s equity interest, from repaying to the Company or any other subsidiary of the Company, as applicable, any loans or advances to such Subsidiary from the Company or from transferring any of such

Subsidiary’s properties or assets to the Company or any other subsidiary of the Company on terms that are arm’s length, as applicable, or any other subsidiary of the Company; except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, all dividends and other distributions declared and payable on the share capital or equity interest of each of the Subsidiaries may, under the current laws and regulations of the jurisdiction of organization of the Subsidiary, be paid to the parent company of the Subsidiary in euros or any other currency that may be converted into foreign currency, which may be freely transferred out of the jurisdiction of organization of the Subsidiary, and all such dividends and other distributions will not be effectively subject to withholding or other taxes under the laws and regulations of the jurisdiction of organization of the Subsidiary and are otherwise free and clear of any other tax, withholding or deduction in the jurisdiction of incorporation of the Subsidiary and without the necessity of obtaining any prior consents, approvals, authorizations, permissions, orders, registrations, filings, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of a Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or any of their properties or under The NASDAQ Stock Market rules or the Euronext Brussels rule book, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(pp)                       Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(qq)                          No Registration Rights. No person has the right to require the Company to register any equity or debt securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance of the New Shares and the sale of Securities by the Company hereunder.

(rr)                                No Market Stabilization or Manipulation. Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(ss)                              Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the third party statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(tt)                                Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any member of the Company’s Board of Directors and officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(uu)                          Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(vv)                          Debt Securities and Preferred Stock. The Company has no debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) under the Exchange Act).

(ww)                      Dividends. Except as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Belgian Listing Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares of the Company may under the current laws and regulations of Belgium be paid to the Depositary in Euros, which may be converted into foreign currency, which may be freely transferred out of Belgium, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Belgium (other than corporate tax, including fairness tax, as applicable) and are otherwise free and clear of any other tax, withholding or deduction in Belgium and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, filings, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of any Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or any of their properties or under any applicable rules under the Exchange Act.

(xx)                       Absence of Stamp Duties and Transfer Taxes. Except as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Belgian Listing Prospectus, no stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes are due or payable by or on behalf of the Underwriters to the Belgian State, or any political subdivision or taxing authority thereof or therein in connection with (i) the issue by the Company of Firm ADSs and Option ADSs to  the Representatives, acting for the account of the several Underwriters, (ii) the deposit of ADS Shares with the Custodian for the account of the Depositary against the issuance of ADSs, (iii) the sale and delivery of the Securities to or for the respective accounts of the several Underwriters or (iv) the sale and delivery outside Belgium by the several Underwriters of the Securities to the initial purchasers thereof in the manner contemplated by this Agreement, other than  a stamp duty of 0.15 Euro payable for each original copy of agreements containing a debt obligation or indebtedness for the benefit of banks, if signed or registered in Belgium.

(yy)                          No Sale, Issuance or Distribution of Shares. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, the Company has not sold, issued or distributed any shares of capital stock of the Company during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Securities Act, other than shares of capital stock of the Company issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(zz)                            Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(aaa)                   Transaction Agreements under Belgian Law. Subject to the qualifications that (i) the enforceability of this Agreement and the Deposit Agreement is subject to the provisions of any applicable bankruptcy, insolvency, liquidation,  proceedings for judicial reorganization (gerechtelijke reorganisatie) or other laws relating to or affecting the enforcement of creditors’ rights generally including statutes of limitation, (ii) claims may become banned under applicable Belgian statutes of limitation or become subject to set off or counter claim, (iii) periods of grace for the performance of its obligations may be granted by the Belgian courts to a debtor who has acted in good faith, (iv) any power of attorney or other mandate would lapse on the bankruptcy of the party that granted it, and may lapse on an application for judicial reorganization, (v) provisions for the recovery of legal fees incurred by a party may not be enforceable beyond a maximum amount set by royal decree, (vi) indemnification provisions in respect of fines or other criminal or administrative penalties may not be enforceable, (vii) provisions limiting, releasing, exculpating or exempting a party from, or requiring indemnification of another party for, liability for its own action or inaction, to the extent that the action or inaction involves willful negligence or misconduct, fraud or unlawful conduct may be unenforceable, (viii) the Belgian courts may demand that documents submitted in evidence be translated into the language of the proceedings (i.e. French or Dutch), (ix) the obtaining of a judgment in Belgium or the declaration of enforceability of a foreign judgment by the courts of Belgium (other than a foreign judgment to which Regulation 44/2001 applies) will give rise to a registration duty at the rate of 3% of the amount of the judgment, (x) rights may not be exercised in an abusive manner, and a party may be denied the right to invoke a contractual right if so doing would be abusive, (xi) the enforcement in Belgium of the Transaction Agreements and of foreign judgments will depending on the country of the competent court, be subject to (a) the rules of Council Regulation (EC) nº 44/2001 of December 22, 2000 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters, (b) the rules of the 1988 Lugano Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters, or (c) the rules of article 25 of the Belgian Private International Law Code, and be subject to Belgian rules of procedure, (xii) remedies such as specific performance and injunctive relief may not be available in Belgium, (xiii) the enforceability of the Transaction Agreements is subject to and may be limited by the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith, abuse of right, fair dealings and public order and (xiv) Belgian courts may decline to give effect to a contractual provision stipulating that the invalidity of any contractual provision of an agreement will not invalidate any other provision thereof, if the court finds the invalid provision to be an essential part of the agreement, each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in Belgium in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Belgium of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any Governmental Authority in Belgium (other than court filings in the normal course of proceedings) or that any stamp or similar tax in Belgium be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

(bbb)                   Passive Foreign Investment Company. The Company was not a passive foreign investment company (“PFIC”) as defined under Section 1297 of the Code for the taxable year ended December 31, 2015, and does not expect to be a PFIC in the current taxable year ending December 31, 2016, or in the foreseeable future.

(ccc)                      No Reduction from Amounts Payable. All amounts payable by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is required by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(ddd)                   Choice of Law. The choice of law of the State of New York as the governing law of this Agreement and the Deposit Agreement is legal and binding under Belgian law and will be recognized and given effect by the courts of Belgium, subject to the qualifications that (i) the courts of Belgium may refuse to give effect to the choice of law of the State of New York to the extent of a manifest incompatibility with Belgian public policy or a contradiction with overriding mandatory provisions of Belgian or European law, (ii) effect may be given, at the discretion of the courts, to the overriding mandatory laws of any jurisdiction where the obligations arising out of this Agreement or the Deposit Agreement have to be or have been performed, (iii) the courts of Belgium may take into account the law of the place of performance in relation to the manner of performance and to the steps to be taken in the event of defective performance, (iv) where all elements, other than the choice of the law of a particular jurisdiction, are located at the time of the choice in another jurisdiction, that choice shall not prejudice the application of the provisions of the law of that other jurisdiction which cannot be derogated from by agreement, and (v) the courts of Belgium may apply Belgian law despite the choice of law referred to above if it appears clearly impossible, in the course of legal proceedings, to determine the substantive rules of the chosen law.

(eee)                   Absence of Immunity from Jurisdiction. The Company and the Subsidiaries have no immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Belgium or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets, or the Transaction Documents or actions to enforce judgments in respect thereof.

(fff)                         Corporate Structure and Related Party Transactions. The descriptions of the events and transactions set forth in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus under the captions “History and Organizational Structure” and “Certain Relationships and Related Party Transactions” are true, accurate, and complete in all material respects.

(ggg)                      Merger or Consolidations. Except as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, neither the Company nor any of the Subsidiaries have entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a material merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(hhh)                   FINRA Affiliation. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders, except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus.

(iii)                               Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(jjj)                            Lock-up Letters. The Company has caused each of the parties identified on Schedule III hereto to furnish, on or prior to the date of this Agreement, a “lock-up” letter, each substantially in the form of Exhibit A hereto (the “Lock-Up Letter”). The Company will use reasonable best efforts  to enforce the terms of each Lock-Up Letter and will issue stop-transfer instructions to the Depositary with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Letter. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in Section 4(h) hereof or a Lock-Up Letter described in this Section 3(jjj) for a member of the Company’s Board of Directors or officer and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver. The Company further agrees that it will not release any security holder from, or waive any provision of, any lock-up between the Company and any security holder without the prior written consent of the Representatives.

4.                                      Further Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a)                                 Required Filings. The Company will prepare and file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City in such quantities as the Representatives may reasonably request as soon as is reasonably practicable. The Company will prepare and file the final Belgian Listing Prospectus with the FSMA within the time periods specified by and in accordance with the provisions of the Belgian Prospectus Regulations; and will make publicly available copies and furnish copies of the Belgian Listing Prospectus in accordance with the Belgian Prospectus Regulations as soon as is reasonably practicable.

(b)                              Delivery of Copies. The Company will deliver, upon request, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement and of the Belgian Listing Prospectus as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses. After the date hereof, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Prospectus or the Belgian Listing Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review. After the date hereof, the Company will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)                                 Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement and the Belgian Listing Prospectus has become effective; (ii) when any amendment to the Registration Statement and the Belgian Listing Prospectus has been filed or becomes effective; (iii) when any supplement to the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or the Belgian Listing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission or the FSMA for any amendment to the Registration Statement or the Belgian Listing Prospectus or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission or the FSMA relating to the Registration Statement or the Belgian Listing Prospectus or any other request by the Commission or the FSMA for any additional information including, but not limited to, any request for information concerning any Written Testing-the-Waters Communication; (v) of the issuance by the Commission or the FSMA of any order suspending the effectiveness of the Registration Statement or the Belgian Listing Prospectus or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus, the Belgian Listing Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, the Belgian Listing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any applicable jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the Belgian Listing Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Securities and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(e)                               Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus or the Belgian Listing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading or (ii) it is necessary to amend or supplement the Prospectus or the Belgian Listing Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission or, if applicable, with the FSMA and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus or the Belgian Listing Prospectus as may be necessary to correct such statement or omission or effect such compliance, and (2) if at any time prior to the filing of the Prospectus pursuant to Rule 424(b) or the Belgian Listing Prospectus, (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) or, if applicable, with the FSMA (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary to correct such statement or omission or effect such compliance.

(f)                                   Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal period, an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal period of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                                 Clear Market. For a period of 180 days after the date of the Statutory Prospectus, without the prior written consent of the Representatives, the Company will not (1) offer, pledge, announce the intention to sell, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares or American Depositary Shares (the “Lock-Up Securities”); (2) file, or announce the intention to file, any registration statement with respect to any Lock-Up Securities, or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Ordinary Shares or American Depositary Shares or such other securities, in cash or otherwise. Notwithstanding the foregoing, the Company (and where relevant, its Affiliates) may (i) issue, sell and/or transfer Lock-Up Securities pursuant to this Agreement, (ii) issue Lock-Up Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus, (iii) issue and sell Lock-Up Securities pursuant to a registration statement on Form S-8 in respect of, any employee and director stock option plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company existing on the date of this Agreement and described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Belgian Listing Prospectus, (iv) issue and sell Lock-Up Securities in respect of, any employee and director stock option plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company adopted after the date of this Agreement, (v) issue up to 10,000,000 Euros in Ordinary Shares to Takeda Pharmaceuticals International AG pursuant to the terms of the Company’s licensing agreement with Takeda Pharmaceuticals International AG dated as of July 4, 2016, (vi) issue up to 15,000,000 Euros in Ordinary Shares to Genetrix S.L. pursuant to the terms of the Contribution Agreement between the Company and Genetrix S.L. dated July 29, 2015 and (vii) issue Lock-Up Securities in connection with an acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of Lock-Up Securities issued or issuable does not exceed 5% of the number of Ordinary Shares outstanding immediately after the issuance and sale of the Lock-Up Securities, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of such securities that are consistent with the Lock-Up Letters for the remainder of the 180-day restricted period.

(i)                                     Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j)                                    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k)                                 Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the ADSs on the NASDAQ Global Market (“NASDAQ”) and to list, subject to notice of issuance, the ADS Shares on the Euronext Brussels stock exchange.

(l)                                     Reports. During the period of three years from the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Ordinary Shares or ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or posted on the Company’s website.

(m)                             Transfer Taxes. The Company will indemnify and hold each Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivisions or tax authority thereof or therein, including any interest and penalties (the “Transfer Taxes”), which are or may be required to be paid in connection with the creation, allotment, issuance, and initial delivery of the Securities, including the deposit of the ADS Shares with the Custodian for the account of the Depositary in accordance with the Deposit Agreement, and the execution and delivery of this Agreement and the Deposit Agreement. Any subsequent Transfer Taxes payable on any transfer subsequent to the delivery of the Securities to the initial purchasers thereof in accordance with Section 2 hereof shall not be the responsibility of the Company.

(n)                              Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside Belgium; (ii) following the consummation of the offering of the Securities, it will use its reasonable best efforts to obtain and maintain all approvals required in Belgium to pay and remit outside Belgium all dividends declared by the Company and payable on the Ordinary Shares (deducting applicable withholding taxes, if any), if any.

(o)                                 Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Securities within the meaning of the Securities Act and (B) completion of the 180-day restricted period referred to in Section 4(h) hereof.

(p)                                 Jurisdictional Limitations.  The Company acknowledges and agrees that the Company shall not offer to sell any Securities nor solicit an offer to buy any Securities, nor shall there be any sale of these Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The Company acknowledges and agrees that no public offering will be made and no one has taken any action that would, or is intended to, permit a public offering in any country or jurisdiction, other than the United States, where any such action for such purpose is required, including in Belgium.

(q)                                 Prospectus Directive.  The transactions to which this Agreement relates will only be available to, and will be engaged in only with, in member states of the European Economic Area, persons falling within the meaning of Article 2(1)(e) of the Prospectus Directive 2003/71/EC as amended by Directive 2010/73/EU (the “Prospectus Directive”), and in the United Kingdom, investment professionals falling within article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), persons falling within article 49 (2), (a) to (d) of the Order (high net worth companies, unincorporated associations, etc.) and other persons to whom it may lawfully be communicated.

(r)                                    Deposits. The Company agrees that it will not waive or otherwise amend the 90-day restriction on Ordinary Share deposits into the ADR facility pursuant to Section 2.3(a) of the Deposit Agreement without the prior written consent of the Representatives.

5.                                      Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)                                 It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act)

that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not used and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may use a term sheet substantially in the form of Annex A hereto without the consent of the Company.

(c)                                  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to subscribe the Firm ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives. No order suspending the effectiveness of the Belgian Listing Prospectus shall be in effect, and no proceeding for such purpose or pursuant to Belgian Prospectus Regulations shall be pending before or, to the Company’s knowledge, threatened by the FSMA or any other Governmental Authority; the Belgian Listing Prospectus shall have been timely filed with and approved by the FSMA under the Belgian Prospectus Regulations.

(b)                                 Representations and Warranties. The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                  No Material Adverse Change. No event or condition of a type described in Section 3(k) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto), the Prospectus (excluding any amendment or supplement thereto) and the Belgian Listing Prospectus (excluding any amendment or supplement thereto) and the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus.

(d)                                 Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer and chief financial officer in such person’s capacity as an officer of the Company and not in his or her individual capacity (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus and that, to the knowledge of such officers, the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (ii) to the effect set forth in Sections 6(a) and 6(c) above.

(e)                                  Certificate of Chief Financial Officer. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company in the form and substance reasonably satisfactory to the Representatives.

(f)                                   Comfort Letters. On the date of this Agreement, the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, each of BDO and KPMG shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representatives and the Company, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package, and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)                               Opinion and Rule 10b-5 Statement of United States Counsel for the Company. Proskauer Rose LLP, United States counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and Rule 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and previously agreed upon by counsel for the Underwriters and Proskauer Rose LLP.

(h)                              Opinion of Belgian Counsel for the Company. Osborne Clarke BV CVBA, Belgian counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and previously agreed upon by counsel for the Underwriters and Osborne Clarke.

(i)                                  Opinion of Local Counsel for the Company. Osborne Clarke, Spanish counsel for the Company, TiGenix SAU and Coretherapix SLU, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance satisfactory to the Representatives and previously agreed upon by counsel for the Underwriters and Osborne Clarke.

(j)                                    Opinions of Intellectual Property Counsels for the Company. (i) Morrison & Foerster LLP, (ii) Carpmaels & Ransford LLP and (iii) Moore & Van Allen PLLC, intellectual property counsels for the Company, shall each have furnished to the Representatives, at the request of the Company, their respective written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the

Representatives and previously agreed upon by counsel for the Underwriters and such intellectual property counsel.

(k)                                 Rule 10b-5 Statement of United States Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a Rule 10b-5 statement of Goodwin Procter LLP, United States counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)                                  [Reserved].

(m)                             Opinion of Counsel for the Depositary. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of White & Case LLP, counsel for the Depositary, with respect to such matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives previously agreed upon by counsel for the Underwriters and White & Case LLP.

(n)                                 No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the ADS Shares or sale of the Securities by the Company; and no injunction or order of any domestic or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the ADS Shares or sale of the Securities by the Company.

(o)                              Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, evidence of the good standing of the Company and the Subsidiaries in their respective jurisdictions of organization (if such concept is recognized in the relevant jurisdiction) and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authority of such jurisdictions.

(p)                                 Exchange Listing. The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on NASDAQ, subject to official notice of issuance.   The ADS Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on Euronext Brussels, subject to official notice of issuance.

(q)                                 Lock-Up Letters. The Lock-Up Letters, each substantially in the form of Exhibit A hereto,  executed by each of the parties identified on Schedule III hereto, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(r)                                    Certificates at Closing Date. The Depositary shall have furnished or caused to be furnished to the Representatives at the Closing Date or Additional Closing Date, as the case may be, certificates satisfactory to you evidencing the deposit with it or its nominee of the ADS Shares being so deposited against issuance of ADSs at the Closing Date or Additional Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of such ADSs pursuant to the Deposit Agreement.

(s)            Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(t)            No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (within the meaning of Rule 501(b) of Regulation D or Rule 405 under the Act), directors and officers, employees, agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, the Belgian Prospectus Regulations or otherwise that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the Belgian Listing Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any written materials prepared in connection with a road show as defined in 433(h) under the Securities Act, including any electronic road show (“Written Road Show Materials”), or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or arise out of, or are based upon, any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) below.

(b)          Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its affiliates (within the meaning of Rule 501(b) of Regulation D or Rule 405 under the Act), directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any Written Road Show Materials or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, Pricing Disclosure Package and the Prospectus furnished on behalf of each Underwriter: the information contained in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution.”

(c)           Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as reasonably incurred and the Indemnifying Person shall have the right to participate therein. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded based on advice from outside counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed upon notice as they are incurred. Any such separate firm or counsel for any Underwriter, its affiliates, directors and officers, employees, agents and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm or counsel for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement or have not otherwise notified such indemnified party in good faith that such indemnifying party is contesting the amount of such reimbursement request. No Indemnifying Person shall, without the written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnification or contribution could have been sought hereunder by such Indemnified Person (which consent shall not be unreasonably withheld or delayed), unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matters of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault or culpability by or on behalf of any Indemnified Person.

(d)           Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) from the offering of the Securities received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if all of the Underwriters were collectively treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.             Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (A) any of the conditions provided for in Section 6 herein shall not have been fulfilled when and as required by this Agreement to be fulfilled; (B) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, the Euronext Brussels or The NASDAQ Stock Market; (C) trading of any securities issued or guaranteed by the Company shall have been suspended on the Euronext Brussels or The NASDAQ Stock Market; (D) a general moratorium on commercial banking activities shall have been declared by U.S. or Belgian federal or New York State authorities; or (E) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States and Belgium, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package, the Prospectus and the Belgian Listing Prospectus.

10.          Default by the Company.  If the Company shall fail at the Closing Date to issue and deliver the number of New Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter. No action taken pursuant to this Section shall relieve the Company in respect of such default.

11.          Defaulting Underwriter.

(a)           If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any required changes in the Registration Statement or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus to effect any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed 10% of the aggregate number of Securities to be purchased on such date, then each non-defaulting Underwriter shall be obligated to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds 10% of the aggregate number of Securities to be purchased on such date, then this Agreement or, with respect to the Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof for any non-defaulting Underwriters and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect mutatis mutandis.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.          Payment of Expenses.

(a)           The Company agrees that, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid (other than with respect to a defaulting Underwriter hereunder) (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the ADSs and the ADS Shares, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ advisors or counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the ADSs, each Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, the Belgian Listing Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of each of the Transaction Documents, including the Blue Sky Memorandum (covering the states and other applicable jurisdictions), (iii) the fees and expenses of the Depositary, the Custodian and any transfer agent or registrar, as agreed with them, respectively, (iv) all filing fees and reasonable and documented fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate; provided that the reasonable fees and disbursements of Underwriters’ counsel relating to this subclause (iv) shall not exceed $10,000, (v) the filing fees and reasonable and documented fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities; provided that the reasonable fees and disbursements of Underwriters’ counsel relating to this subclause (v) shall not exceed $40,000, (vi) all application fees related to the listing of the ADSs on NASDAQ and the ADS Shares on Euronext Brussels, (vii) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (it being understood that the other 50% of such cost of any chartered aircraft shall be the responsibility of the Underwriters and that the other travel, lodging and individual expenses of the Underwriters shall be the responsibility of the Underwriters), (viii) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein, and (ix) the reasonable and documented fees and disbursements of Underwriters’ counsel not otherwise specified in subclauses (iv) and (v) above provided that the reasonable fees and disbursements of Underwriters’ counsel relating to subclauses (iv), (v) and this subclause (ix) shall not exceed $426,800 in aggregate.

(b)           All amounts payable hereunder in respect of fees and expenses shall be paid in U.S. dollars and free and clear of, and without any deduction or withholding for or on account of, any applicable taxes, levies, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding.

(c)           If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to issue the New Shares or (iii) the Underwriters decline to purchase the Securities because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their legal counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, with respect to indemnification obligations, the officers, directors, affiliates, employees, agents and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

15.          Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16.          Submission to Jurisdiction; Appointment of Agent for Service; Waiver of Jury Trial.

(a)           The Company irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Pricing Disclosure Package, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Securities. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)           The Company hereby appoints CT Corporation System, with an address at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in any suit, action or proceeding described the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process. To the extent that the Company determines to appoint a new agent for service of process, the Company agrees to promptly notify the Representatives of the name and address of such new agent for service of process.

(c)           The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.          Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18.          Miscellaneous.

(a)           Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

(i)

Notices to the Underwriters shall be given to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department (fax: (646) 855-3073); with copies to ECM Legal (fax: (212) 230-8730) and to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: Thomas S. Levato (fax: 212-355-3333).

(ii)

Notices to the Company shall be given to TiGenix, Haasrode Researchpark 1724, Romeinse straat 12 bus 2, 3001 Leuven, Belgium (fax: +32 (0) 16 39 79 70), Attention: Chief Legal Officer; with a copy to Proskauer Rose LLP, 110 Bishopsgate, London EC2N 4AY, United Kingdom, Attention: Peter Castellon (fax: +44 (20) 7280.2000).

(c)           Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)           Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all parties hereto.

(f)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)           Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(h)           Integration. This Agreement constitutes the entire agreement of the Company, on the one hand, and the Underwriters, on the other, and supersedes all prior agreements and understandings (whether written or oral) of the Company, on the one hand, and the Underwriters, on the other, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

TiGenix

By:
Name:
Title:

Confirmed as of the date first above mentioned,
on behalf of themselves and the other several Underwriters
named in Schedule I hereto.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:
Title:

Cowen and Company, LLC

By:
Name:
Title:

SCHEDULE I

Underwriters

Underwriter	Number of Firm ADSs (1)
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[ ]
Cowen and Company, LLC	[ ]
Canaccord Genuity Inc.	[ ]
BTIG, LLC	[ ]
Total:	[ ]

(1)         The Underwriters may subscribe for up to an additional [     ] Option ADSs, to the extent the option described in Section 2 of the Underwriting Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

Subsidiaries

Name	Jurisdiction	Ownership Percentage

TiGenix SAU	Spain	100.00%

TiGenix Inc.	Delaware	100.00%

Coretherapix SLU	Spain	100.00%

SCHEDULE III

Parties Subject to a Lock-Up Letter

Annex A

Pricing Information

Number of Firm ADSs:  [   ] ADSs

Number of Option ADSs: [   ] ADSs

Public Offering Price Per ADS: $[   ] per ADS

Annex B

Issuer Free Writing Prospectuses

[None.]

Annex C

Written Testing-the-Waters Communication

1.              Investor Presentation dated January 2016.

2.              Investor Presentation dated July 2016.

3.              Investor Presentation dated October 2016.

Annex D

Underwriter Compensation

As compensation for the Underwriters’ commitments, the Company shall pay to the Representatives for the Underwriters’ proportionate accounts the product of $[ ] and the number of ADSs (including any Option ADSs) purchased by the Underwriters from the Company on the Closing Date (or the Additional Closing Date, as the case may be). In addition, the Company shall pay to the Representatives on behalf of the Underwriters an amount equal to $[   ] in full satisfaction of the Company’s obligations to reimburse the Underwriters for the fees and expenses of counsel to the Underwriters pursuant to Section 12(a) of the Underwriting Agreement.  Such payments shall be made by the Company promptly following the issuance of the Firm ADSs (or the Option ADSs, as the case may be) by wire transfer or credit of immediately available funds to an account designated by the Representatives, in Euro, with the amount of USD being converted to Euro at the exchange rate set forth in Section 2(d) of the Underwriting Agreement.

Exhibit A

Form of Lock-Up Agreement

, 2016

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

Cowen and Company, LLC
  as Representatives of the several
  Underwriters to be named in the
  within-mentioned Underwriting Agreement
c/o   Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated

One Bryant Park
New York, New York  10036

Re:          Proposed Public Offering by TiGenix

Dear Mesdames and Sirs:

The undersigned, a stockholder, an officer and/or a director of TiGenix, a limited liability company (naamloze vennootschap) organized and existing under the laws of the Kingdom of Belgium (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Cowen and Company, LLC (“Cowen”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several underwriters named therein with the Company providing for the public offering (the “Public Offering”) of American Depository Shares (“ADSs”) representing ordinary shares, with no nominal value, of the Company (the “Ordinary Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and Cowen, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares, ADSs or other securities, in cash or otherwise.

If the undersigned is an officer or director of the Company, (1) Merrill Lynch and Cowen agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, Merrill Lynch and Cowen will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Merrill Lynch and Cowen hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned further agrees that the foregoing provisions shall be equally applicable to any ADSs that the undersigned may purchase in the Public Offering.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch and Cowen, provided that for clauses (i) to (vi), (1) Merrill Lynch and Cowen receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                as a bona fide gift or gifts;

(ii)                                              to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)                                           as a distribution to limited partners, limited liability company members or stockholders of the undersigned;

(iv)                                          to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(v)                                 if the undersigned is a trust, to the beneficiary of the trust;

(vi)                              by testate succession or intestate succession;

(vii)                                       any Lockup Securities or any such other securities that are used for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender, provided that any filing under Section 16 of the Securities Exchange Act of 1934, as amended, shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above; or

(viii)                                    the transfer of Lockup Securities or any security convertible into or exercisable or exchangeable for Lockup Securities to the Company pursuant to any contractual arrangement in effect as of the date of this letter that provides for the repurchase of the undersigned’s Lockup Securities or such other securities by the Company or in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Lockup Securities or other such securities.

In addition, the foregoing restrictions shall not apply to the exercise of share options granted pursuant to the Company’s current or future equity incentive plans or other equity incentive grants; provided that they shall apply to any of the undersigned’s Lockup Securities issued upon such exercise.

Furthermore, the undersigned may sell Ordinary Shares or ADSs of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s depository, transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that the undersigned shall be released from all obligations under this letter if (i) the Company notifies Merrill Lynch and Cowen that it does not intend to proceed with the Public Offering or (ii) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder.

[Signature Page to Follow]

Very truly yours,
Signature:
Print Name:

Exhibit B

Form of Press Release

TiGenix

[Date]

TiGenix (the “Company”) announced today that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Cowen and Company, LLC, the representatives of the several underwriters in the Company’s recent United States initial public offering, are [waiving] [releasing] a lock-up restriction with respect to [ ] [ADSs][Company’s ordinary shares] held by [certain members of the Company’s Board of Directors] [a member of the Company’s Board of Directors]. The [waiver] [release] will take effect on [insert date], and the [ADSs][registered shares] may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.